Filed pursuant to Rule 433
Registration Nos. 333-170703
and 333-170703-04

Free Writing Prospectus
Dated March 14, 2012

Subject: $996mm CNH 2012-A *** FULL PRICING DETS ***

$996mm CNH Equipment Trust 2012-A

Joint-Books: BARC (str), DB, Soc Gen	SEC Registered
Co Manangers : BMO, Citi, RBC, RBS

Cl	$AMT(MM)	WAL	MDY/S&P		PRIN WDW	L.FNL	SPD	YIELD	COUP	PRICE

A-1	222.000	0.44	P-1/A-1+		1-9	04/12/13	-26	0.42507	0.42507%	100.00000

A-2	298.570	1.13	Aaa/AAA		9-21	07/15/15	+11	0.651	0.65%	99.99987

A-3	313.825	2.39	Aaa/AAA		21-41	05/15/17	+23	0.945	0.94%	99.99258

A-4	132.250	3.81	Aaa/AAA		41-47	02/15/18	+36	1.388	1.38%	99.98514

B	29.382	3.90	A1/A	+	47-47	08/15/18	+105	2.101	2.09%	99.99306

PRICING SPEED	:	20% CPR WITH 10% CLEAN-UP CALL
REGISTRATION	:	SEC Registered	EXP RATINGS	:	MDY/S&P
ASSET CLASS	:	~93% AG EQUIPMENT	ERISA	:	YES
BBERG TICKER	:	CNH 2012-A
BILL AND DELIVER	:	BARCLAYS	FIRST PAY	:	04/16/12
NETROADSHOW	:	WWW.NETROADSHOW.COM	EXP SETTLE	:	03/21/12
		Entry Code: CNH2012A	MIN DENOMS	:	$1k x $1

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(r)) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.